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                                                                    EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




The Board of Directors
of FVNB Corp.

We consent to the incorporation by reference in Registration Statement No. 333-75029 on Form S-8 of FVNB Corp. filed on March 26, 2001, of our report dated January 26, 2001, relating to the consolidated balance sheets of FVNB Corp. and subsidiaries as of December 31,2000 and 1999, and the related consolidated statements of income and comprehensive income, shareholders' equity and cash flows for the years then ended, which report is included in this December 31,2000 annual report on Form 10-K of FVNB Corp.

/s/ KPMG, LLP



March 26, 2001